UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 9, 2006

XACT AID, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-120807	11-3718650
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

585 Castle Peak Road, Kwai Chung, N.T. Hong Kong
(Address Of Principal Executive Offices) (Zip Code)

852 2514 4880
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On October 9, 2006, Richard Man Fai Lee resigned as the Registrant’s Chief Executive Officer and Joseph Wong resigned as Chief Financial Officer, and Robert Pautsch was appointed interim Chief Executive Officer and Charles Miseroy was appointed interim Chief Financial Officer. Messrs. Pautsch and Miseroy previously served as the Registrant’s Chief Executive Officer and the Chief Financial Officer, respectively, from September 2005 to September 2006. Messrs. Pautsch and Miseroy were re-appointed to serve as interim Chief Executive Officer and interim Chief Financial Officer in order to (i) complete the Registrant's fiscal June 30, 2006 books and records, and (ii) assist the Registrant in its transition from its prior operations to the operations that will be conducted by the Registrant following the September 2006 reorganization with Technorient, Limited. Richard Man Fai Lee and Joseph Wong are expected to return as the Registrant's Chief Executive Officer and Chief Financial Officer after the completion by Messrs. Pautsch and Miseroy of the foregoing interim tasks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of October, 2006.	By: /s/ Fred De Luca Fred De Luca Secretary and Director